Exhibit 32.1

CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Shawn O’Connor, Chief Executive Officer of Pharsight Corporation (the “Company”), and William Frederick, the Chief Financial Officer of the Company, each hereby certify that, to the best of his knowledge:

1. The Company’s Annual Report on Form 10-K for the period ended March 31, 2008, and to which this Certification is attached as Exhibit 32.1 (the “Annual Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 26th day of June 2008.

/s/ SHAWN M. O’CONNOR
Shawn M. O’Connor, Chief Executive Officer

/s/ WILLIAM FREDERICK
William Frederick, Chief Financial Officer